SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 30, 2008

Gateway Financial Holdings, Inc.

North Carolina	000-33223	56-2264354
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1580 Laskin Road, Virginia Beach, Virginia                                                                                                            23451
     (Address of principal executive offices)                                                                                                             (Zip Code)

Issuer's telephone number:  (757) 422-4055
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 2 pages, excluding exhibits.

Item 1.01.  Entry into a Material Definitive Agreement

On May 30, 2008, Gateway Financial Holdings, Inc. (the “Corporation”), the holding company for Gateway Bank & Trust Co. (the “Bank”), entered into a credit agreement with JPMorgan Chase Bank, N.A. (“Lender”),in the aggregate principal amount of Forty Million Five Hundred Thousand Dollars ($40,500,000) consisting of: (a) a term loan in the principal amount of Five Hundred Thousand Dollars ($500,000) (the “Term Loan”); (b) a revolving line of credit in the maximum principal amount of Twenty Million Dollars ($20,000,000) (the “Senior Revolving Loan”); and (c) a subordinated debt facility in the aggregate principal amount of Twenty Million Dollars ($20,000,000) (the “Subordinated Debt”).  The loans mature seven years from the date of the credit agreement.  Proceeds from the loans are intended to be used for general corporate purposes.  The Term Loan and Senior Revolving Loan are secured by 100% of the common stock of the Bank and are cross collateralized and cross defaulted with one another.  The Subordinated Debt is unsecured and is intended to qualify as Tier 2 capital under applicable rules and regulations promulgated by the Board of Governors of the Federal Reserve System.  The credit agreement includes customary financial and corporate affirmative and negative covenants and customary provisions for acceleration upon the occurrence of an event of default by the Corporation.  The credit agreement contains no penalty for early repayment of the Term Loan or Senior Revolving Loan and a 0.50% prepayment fee on the Subordinated Debt.  The Term Loan may not be prepaid without the written consent and approval of the Lender.

The Corporation has been extended the full amount of the Term Loan and the Subordinated Debt.  The Senior Revolving Loan replaces an existing senior revolving loan in the same amount with the Lender, of which approximately Ten Million Dollars ($10,000,000) had been extended.

The description of the credit agreement above is necessarily limited and qualified in its entirety by reference to the full terms and conditions of the credit agreement, a copy of which will be filed as an exhibit to the Corporation’s quarterly report on Form 10-Q for the quarter ended June 30, 2008.

The Bank is a regional community bank with a total of thirty-six full-service financial centers – twenty-one in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Emporia (2), Suffolk, Norfolk, and Charlottesville; and fifteen in North Carolina:  Chapel Hill, Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (3), Moyock, Nags Head, Plymouth, Roper, and Wilmington. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary. Visit the Bank’s web site at www.gatewaybankandtrust.com.

The Common Stock of the Corporation is traded on the Nasdaq Global Select Market under the symbol GBTS.

Item 2.03.  Creation of a Direct Financial Obligation

The information provided in Item 1.03 is incorporated by reference here.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gateway Financial Holdings, Inc.

By: /s/ Theodore L. Salter
                                                                       Theodore L. Salter
                                                                       Senior Executive Vice President
                                                                       and Chief Financial Officer

Date:    June 4, 2008